EXHIBIT 23(a)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Engelhard Corporation for the registration of $450,000,000 of Debt Securities and to the incorporation by reference therein of our report dated February 2, 2004, with respect to the consolidated financial statements of Engelhard Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP





MetroPark, New Jersey
March 29, 2004